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                                                                   EXHIBIT 10.14

                                LOCK-UP AGREEMENT

August 26, 2004

Trafalgar Ventures Inc.
c/o Cyberkinetics, Inc.
100 Foxborough Boulevard
Suite 240
Foxborough, MA 02035

Re: PROPOSED MERGER OF CYBERKINETICS, INC. (THE "COMPANY")

Ladies & Gentlemen:

            The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into, exchangeable, or exercisable for Common Stock. The Company has entered into a Merger Agreement pursuant to which the undersigned would receive shares, or securities exercisable or convertible into shares, of Trafalgar Ventures Inc., a Nevada company ("Trafalgar") (the "Securities"), in exchange for Common Stock, or securities exercisable or convertible into Common Stock, of the Company (the "Merger"). The undersigned recognizes that the Merger will be of benefit to the undersigned. The undersigned acknowledges that the Company and other parties to the Merger are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Merger.

            In consideration of the foregoing, the undersigned hereby agrees that following the Merger the undersigned will not, without the prior written consent of Trafalgar (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract, or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") or otherwise dispose of (collectively, a "Disposition") any shares of Trafalgar common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the earlier of (i) the close of trading on the second anniversary of the date of the Merger, or (ii) the first day following the first anniversary of the Merger when, for a period of 20 consecutive trading days, the average stock price for the shares of Trafalgar common stock is greater than $8 per share and the average daily trading volume is over 50,000 shares (the "Lock-up Period").

            The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Trafalgar common stock during the Lock-up Period, even if such shares of Trafalgar common stock would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any shares of Trafalgar common stock or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from shares of Trafalgar common stock.

LOCK-UP LETTER

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            The undersigned also agrees and consents to the entry of stop transfer instructions with the Trafalgar's transfer agent and registrar against the transfer of the shares of Trafalgar common stock or securities convertible into or exchangeable or exercisable for shares of Trafalgar common stock held by the undersigned except in compliance with the foregoing restrictions.

            This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

            Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of Common Stock or any other securities of the Company or of Trafalgar.

__________________________________
Printed Name of Holder

By:_______________________________
       Signature

_______________________________
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

LOCK-UP LETTER